UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND XVIII, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-24095	59-3295394
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund XVIII, Ltd. (“the Partnership”) identified and sold its property in Stow, Ohio.

In December 2003, the Financial Accounting Standards Board issued a revision to FASB Interpretation No. 46 (originally issued in January 2003) (“FIN 46R”), “Consolidation of Variable Interest Entities” requiring existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, Columbus Joint Venture and Portsmouth Joint Venture, which had been accounted for under the equity method.

This Form 8-K is being filed to reflect the impact of the 2004 sale of the property listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”), as well as the retroactive application of FIN 46R.

In compliance with FAS 144, the Partnership has reported revenues, expenses and the gain from the sale of the property listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

In compliance with FIN 46R, the Partnership has accounted for its interests in Columbus Joint Venture and Portsmouth Joint Venture using the consolidation method for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassification to discontinued operations as required by FAS 144 subsequent to the sale and identification for sale of properties and the consolidation of variable interest entities by their primary beneficiaries as required by FIN 46R, are required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, 15 (a)(1), and 15 (a)(2) (Schedule III and Notes to Schedule III only) of the Partnership’s Form 10-K for the year ended December 31, 2003 to reflect the property that was identified for sale during 2004 as discontinued operations and to account for the Partnership’s interests in Columbus Joint Venture and Portsmouth Joint Venture using the consolidation method, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number

Selected Financial Data	3-4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	4-11

Financial Statements and Financial Statement Schedules	11-37

Signatures	38

Item 6.	Selected Financial Data

The following selected financial data should be read in conjunction with the financial statements and related notes in Item 8. hereof.

	2003	2002	2001	2000	1999
Year Ended December 31:
Continuing Operations (5):
Revenues	$2,245,206	$2,181,941	$2,277,645	$2,424,913	$2,644,546
Equity earnings of unconsolidated joint ventures	242,058	243,861	130,715	47,253	—
Income from continuing operations (1) (2)	1,793,993	1,556,117	1,255,153	922,208	1,942,152
Discontinued Operations (5):
Revenues	141,096	261,735	365,115	640,513	637,885
Income (loss) from and gain on disposal of discontinued operations (3) (4)	400,237	(1,179,047)	(86,388)	194,989	573,204
Net income	2,194,230	377,070	1,168,765	1,117,197	2,515,356
Income (loss) per unit:
Continuing operations	$0.51	$0.44	$0.36	$0.26	$0.56
Discontinued operations	0.12	(0.33)	(0.03)	0.06	0.16

	$0.63	$0.11	$0.33	$0.32	$0.72

Cash distributions declared	$2,800,000	$2,800,000	$2,800,000	$2,800,000	$2,799,998
Cash distributions declared per unit:	0.80	0.80	0.80	0.80	0.80
At December 31:
Total assets	$25,244,631	$25,798,094	$28,293,726	$29,895,068	$31,658,563
Total partners’ capital	23,641,117	24,246,887	26,669,817	28,301,052	29,983,855

(1)	Income from continuing operations includes $321,239 and $635,615, for the years ended December 31, 2001 and 2000, respectively, from provisions for write-down of assets.

(2)	Income from continuing operations includes gain on sale of assets of $429,072 and $46,300 for the years ended December 31, 2001 and 1999, respectively, and a loss on sale of assets of $25,694 for the year ended December 31, 2002. Income from continuing operations includes a termination refund to the tenant of $84,873 for the year ended December 31, 2000.

(3)	Income (loss) from and gain on disposal of discontinued operations includes provisions for write-down of assets of $1,375,207, $387,138, and $357,563 for the years ended December 31, 2002, 2001, and 2000, respectively.

(4)	Income (loss) from and gain on disposal of discontinued operations includes gain on sale of $273,876 for the year ended December 31, 2003.

(5)

Certain items in the prior years’ financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to Properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to Properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on February 10, 1995, to acquire for cash, either directly or through joint venture of tenancy in common arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurants were to be constructed (“Properties”), which are leased primarily to operators of national fast-food and family-style restaurants (“Restaurant Chains”). The leases are generally triple-net leases, with the lessees generally responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases of the Properties provide for minimum base annual rental payments (payable in monthly installments) ranging from approximately $58,400 to $259,900. The majority of the leases provide for percentage rent based on sales in excess of a specified amount. In addition, the majority of the leases provide that, commencing in specified lease years (generally the sixth lease year), the annual base rent required under the terms of the lease will increase. As of December 31, 2003, the Partnership owned 17 Properties directly and five Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2002, the Partnership owned 18 Properties directly and five Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2001, the Partnership owned 19 Properties directly and four Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

Cash from operating activities was $2,351,853, $2,159,005, and $1,753,874, for the years ended December 31, 2003, 2002, and 2001, respectively. The increase in cash from operating activities during the year ended December 31, 2003, as compared to the previous year, was a result of changes in the Partnership’s working capital, such as the timing of transactions relating to the collection of rents and the payment of expenses, and changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses. The increase in cash from operating activities during the year ended December 31, 2002, as compared to the previous year, was a result of changes in income and expenses, such as changes in rental revenues and changes in operating and Property related expenses.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

In January 2001, the Partnership sold a portion of its interest in TGIF Pittsburgh Joint Venture to CNL Income Fund VII, Ltd., for approximately $500,000. Because the Partnership sold 50% of its interest in TGIF Pittsburgh Joint Venture at its then current carrying value, no gain or loss was recognized. The Partnership has a remaining investment of approximately $501,500 in TGIF Pittsburgh Joint Venture representing a 19.78% interest in this joint venture. The Partnership used the net sales proceeds to pay liabilities of the Partnership and to meet the Partnership’s working capital needs.

During 2001, the Partnership sold its Properties in Timonium, Maryland; Henderson, Nevada; and Santa Rosa, California, each to a third party. The Partnership received total net sales proceeds of approximately $3,791,400, resulting in a net gain of approximately $429,100. In July 2001, the Partnership reinvested the net sales proceeds from the sale of the Timonium and Henderson Properties in a Property in Denver, Colorado, as tenants-in-common, with CNL Income Fund VIII, Ltd., a Florida limited partnership and an affiliate of the General Partners. The Partnership contributed approximately $1,766,400 for an 80.7% interest in the profits and losses of the Property. In January 2002, the Partnership reinvested a portion of the net sales proceeds from the sale of the Santa Rosa Property in a Property in Houston, Texas at an approximate cost of $1,194,100 and reinvested approximately $205,700 of the remaining net sales proceeds in a Property in Austin, Texas, as tenants-in-common with CNL Income Fund X, Ltd., a Florida limited partnership and an affiliate of the General Partners. The Partnership contributed approximately $205,700 for an 18.35% interest in the profits and losses of the Property. The Partnership acquired the Properties in Austin and Houston, Texas from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Partnership. The purchase prices paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire the Properties.

During 2002, the Partnership sold its On the Border Property in San Antonio, Texas and its Boston Market Properties in San Antonio, Texas and Raleigh, North Carolina, each to a third party. As of December 31, 2001, the Partnership had identified the On the Border Property for sale. The Partnership received total net sales proceeds of approximately $1,565,725, resulting in a loss on sale of assets of approximately $25,700 relating to the On the Border Property in San Antonio, Texas. No gain or loss on disposal of discontinued operations was recorded relating to the sale of the Property in Raleigh, North Carolina because the Partnership had recorded provisions for write-down of assets relating to this Property in previous years. In June 2002, the Partnership reinvested the net sales proceeds from the sale of the Properties in San Antonio, Texas in a Property in Houston, Texas at an approximate cost of $896,500. The Partnership acquired this Property from CNL Funding 2001-A, LP. CNL Funding 2001-A, LP had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the Partnership. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire the Property.

During 2003, the Partnership sold its Property in Destin, Florida, to a third party and received net sales proceeds of approximately $1,742,800, resulting in a gain on disposal of discontinued operations of approximately $273,900. In connection with the sale, the Partnership incurred a deferred, subordinated real estate disposition fee of $54,000 which is payable to an affiliate of the Partnership. Payment of the real estate disposition fee is subordinated to the receipt by the Limited Partners of their aggregate 8% Return, plus their invested capital contributions. The Partnership used a portion of these net sales proceeds to pay liabilities of the Partnership, including distributions to the Limited Partners.

In 2001, the Partnership entered into a promissory note with the corporate General Partner for a loan in the amount of $75,000 in connection with the operations of the Partnership. The loan was uncollateralized, non-interest bearing and due on demand. As of December 31, 2001, the Partnership had repaid the loan in full to the corporate General Partner. During the year ended December 31, 2002, the Partnership entered into three promissory notes with the corporate General Partner for loans in connection with the operations of the Partnership. The loans totaled $875,000, were uncollateralized, non-interest bearing and due on demand. As of December 31, 2002, the Partnership had repaid these loans in full to the corporate General Partner. During the year ended December 31, 2003, the Partnership entered into two promissory notes with the corporate General Partner for loans in connection with the operations of the Partnership. The loans totaled $650,000, were uncollateralized, non-interest bearing and due on demand. As of December 31, 2003, the Partnership repaid the loans in full to the corporate General Partner.

None of the Properties owned or to be acquired by the Partnership, or the joint ventures in which the Partnership owns an interest, is or may be encumbered. Subject to certain restrictions on borrowing, however, the Partnership may borrow funds but will not encumber any of the Properties in connection with any such borrowing. The Partnership will not borrow for the purpose of returning capital to the Limited Partners or under arrangements that would make the Limited Partners liable to creditors of the Partnership. The General Partners further have represented that they will use their reasonable efforts to structure any borrowing so that it will not constitute “acquisition indebtedness” for federal income tax purposes and also will limit the Partnership’s outstanding indebtedness to three percent of the aggregate adjusted tax basis of its Properties. Affiliates of the General Partners from time to time incur certain expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $1,650,686 in cash and cash equivalents, as compared to $432,999 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit accounts at commercial banks. The increase in cash was primarily a result of the Partnership holding sales proceeds at December 31, 2003, relating to the sale of the Property in Destin, Florida. As of December 31, 2003, the average interest rate earned on the rental income deposited in demand deposit accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after the payment of distributions and other liabilities will be used to meet the Partnership’s working capital needs.

In February 2004, American Hospitality Concepts, Inc., the parent company of Ground Round, Inc., filed for Chapter 11 bankruptcy protection. Ground Round, Inc. leases one Property from the Partnership. As of March 12, 2004, Ground Round, Inc. had neither rejected nor affirmed the lease related to this Property. The lost revenues that would result if the lease were to be rejected would have an adverse effect on the results of operations of the Partnership if the Partnership is not able to re-lease or sell the Property in a timely manner.

In March 2004, the Partnership entered into an agreement to provide temporary and partial rent relief to a tenant who is experiencing liquidity difficulties. The Partnership anticipates lowering rent over the next twelve months on the one lease the tenant has with the Partnership will provide the necessary relief to the tenant. Rental payment terms go back to the original terms starting with the thirteenth month. The General Partners do not believe that this temporary decline in cash flows will have a material adverse effect on the operating results of the Partnership.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them generally under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will generate net cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions or loans if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners do not believe that working capital reserves are necessary at this time. In addition, because all of the leases for the Partnership’s Properties are generally on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs is necessary at this time. To the extent, however, that the Partnership has insufficient funds for such purposes, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs. The General Partners have the right to cause the Partnership to maintain reserves if, in their discretion, they determine such reserves are required to meet the Partnership’s working capital needs.

The Partnership generally distributes cash from operations remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on current and anticipated future cash from operations, loans from the corporate General Partner, and for the year ended December 31, 2003, the net sales proceeds from the sale of the Property in Destin, Florida, the Partnership declared distributions to the Limited Partners of $2,800,000, for each the years ended December 31, 2003, 2002, and 2001. This represents distributions of $0.80 per Unit, for each of the years ended December 31, 2003, 2002, and 2001. No distributions were made to the General Partners for the years ended December 31, 2003, 2002, and 2001. No amounts distributed or to be distributed to the Limited Partners for the years ended December 31, 2003, 2002, and 2001, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis, although some Limited Partners, in accordance with their election, receive monthly distributions, for an annual fee. If the General Partners do not elect to make additional capital contributions or loans to the Partnership, the Partnership may consider lowering the distribution rate.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital accounts as of December 31, 1999. Accordingly, the General Partners were not allocated any net income during the years ended December 31, 2003, 2002, and 2001.

As of December 31, 2003 and 2002, the Partnership owed $10,833 and $17,802, respectively, to related parties for operating expenses and accounting and administrative services and management fees. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. In addition, during the year ended December 31, 2003, the Partnership incurred $54,000 in a real estate disposition fee due to an affiliate, as a result of services provided in connection with the sale of the Property in Destin, Florida, as described above. The payment of this fee is deferred until the Limited Partners have received their aggregate 8% Preferred Return plus their adjusted capital contributions. Other liabilities, including distributions payable, were $766,567 at December 31, 2003, as compared to $756,883 at December 31, 2002. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumption regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements requires the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Rental revenues from continuing operations were $2,216,941 for the year ended December 31, 2003 as compared to $2,179,525 for the same period of 2002. Rental revenues from continuing operations were higher during 2003 because the Partnership earned rental revenues relating to a Property acquired in June 2002.

During the years ended December 31, 2003 and 2002, the Partnership did not record rental revenues relating to the Property in Minnetonka, Minnesota because the tenant rejected the lease in 1998 in connection with the tenant’s bankruptcy proceedings. The lost revenues resulting from this Property will continue to have an adverse effect on the cash from operations and results of operations of the Partnership until the Partnership is able to resolve the outstanding issues relating to the Property in Minnetonka, Minnesota.

The Partnership earned $13,600 in contingent rental income during the year ended December 31, 2003 based on reported gross sales of the restaurants with leases that require the payment of contingent rental income. No such amounts were earned during the year ended December 31, 2002.

The Partnership earned $242,058 in income attributable to net income earned by unconsolidated joint ventures during the year ended December 31, 2003, as compared to $243,861 during the same period of 2002. These amounts remained constant, because there were no changes in the leased Property portfolio owned by the joint ventures and the tenancies in common.

During 2003, four lessees of the Partnership, (i) Golden Corral Corporation, (ii) S&A Properties and Steak and Ale of Colorado, Inc. (under common control of Metromedia Restaurant Group, hereinafter referred to as “Metromedia”), (iii) Jack in the Box Inc., and Jack in the Box Eastern Division L.P. (affiliated under common control of Jack in the Box Inc.) (hereinafter referred to as “Jack in the Box Inc.”), and (iv) Carrols Corporation and Texas Taco Cabana, LP (which are affiliated entities under common control) (hereinafter referred to as Carrols Corp.), each contributed more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint venture and Properties held as tenants-in-common with affiliates). As of December 31, 2003, Golden Corral Corporation was the lessee relating to three leases, Metromedia was the lessee relating to two leases, Carrols Corp. was the lessee relating to five leases, and Jack in the Box Inc. was the lessee relating to three leases. It is anticipated that based on the minimum rental payments required by the leases, these four lessees will each continue to contribute more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint venture and Properties held as tenants-in-common with affiliates) in 2004. In addition, three Restaurant Chains, Golden Corral, Bennigan’s, and Jack in the Box, each accounted for more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint venture and Properties held as tenants-in-common with affiliates) during 2003. In 2004, it is anticipated that these three Restaurant Chains will each contribute more than ten percent of total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint venture and Properties held as tenants-in-common with affiliates) to which the Partnership is entitled under the terms of the leases. Any failure of such lessees or Restaurant Chains will materially adversely affect the Partnership’s operating results if the Partnership is not able to re-lease or sell the Properties in a timely manner.

During the year ended December 31, 2003, the Partnership earned $14,665 in interest and other income, as compared to $2,416 during the same period of 2002. Interest and other income was higher during 2003 because the Partnership collected and recognized as income approximately $5,000 relating to a right-of-way taking for a parcel of land on the San Antonio, Texas Property.

Operating expenses, including depreciation and amortization expense, were $620,687 for the year ended December 31, 2003 as compared to $772,758 for the same period of 2002. Operating expenses were lower during 2003, due to a decrease in property related expenses resulting from the sale of vacant Properties. During 2002, the Partnership incurred certain operating expenses relating to the On the Border Property in San Antonio, Texas because the Partnership owned the building and leased the land. In 2000, the tenant of this Property vacated the Property and ceased restaurant operations. In accordance with an agreement executed in conjunction with the execution of the initial lease, the ground lessor, the tenant, and the Partnership agreed that the Partnership would be provided certain rights to help protect its interest in the building in the event of a default by the tenant under the terms of the initial lease. As a result of the default by the tenant, and in order to preserve its interest in the building, during the year ended December 31, 2002, the Partnership incurred approximately $46,200 in rent expense relating to the ground lease of the Property. In addition, during 2003 and 2002, the Partnership incurred property related expenses such as insurance, repairs and maintenance, legal fees and real estate taxes resulting from the vacant Properties. During 2002, the Partnership sold three of its vacant Properties and did not incur additional expenses relating to these Properties once they were sold. The Partnership will continue to incur these expenses relating to the Property in Minnetonka, Minnesota until the Partnership is able to resolve the outstanding issues relating to the Property.

In addition, operating expenses were lower during the year ended December 31, 2003 due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties. The decrease was partially offset by an increase in depreciation expense related to the acquisition of a Property in June 2002.

As a result of the sale of the On the Border Property in San Antonio, Texas, the Partnership recognized a loss of approximately $25,700, during the year ended December 31, 2002. Because this Property was identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the results of operations relating to this Property were included as Income from Continuing Operations in the accompanying financial statements.

During the year ended December 31, 2002, the Partnership identified for sale two Properties that were classified as Discontinued Operations in the accompanying financial statements. Both Properties were vacant prior to 2002. In March 2003, the Partnership identified for sale its Property in Destin, Florida. The Partnership recognized a net rental loss (property related expenses and provision for write-down of assets in excess of rental revenues) of $223,395 during the year ended December 31, 2002, relating to these Properties. The net rental loss was primarily the result of the Partnership recording a provision for write-down of assets of approximately $322,500 in anticipation of the August 2002 sale of the Property in Raleigh, North Carolina. The tenant of this Property terminated its lease and vacated the Property in 2000. The provision represented the difference between the net carrying value of the Property and its estimated fair value. The Partnership sold the Boston Market Property in San Antonio, Texas in May 2002. Because the Partnership had recorded provisions for write-down of assets in previous years, no gain or loss was recorded during 2002 relating to the sale of this Property. In June 2003, the Partnership sold the Property in Destin, Florida and recorded a gain on disposal of discontinued operations of approximately $273,900. The Partnership recognized net rental income (rental revenues less property related expenses) of $75,937 during the year ended December 31, 2003, relating to this Property.

The Partnership recognized income from discontinued operations (rental revenues, less property related expenses and provision for write-down of assets) of $50,424 during the year ended December 31, 2003 and a loss from discontinued operations of $955,652 during the year ended December 31, 2002, relating to the Property in Stow, Ohio that was identified for sale during the nine months ended September 30, 2004. The loss during 2002 was caused by the Partnership recording a provision for write-down of assets of approximately $1,052,700 relating to this Property. The provision represented the difference between the net carrying value of the Property and its estimated fair value. The financial results for this Property are reflected as Discontinued Operations in the accompanying financial statements.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Rental revenues from continuing operations were $2,179,525 for the year ended December 31, 2002 as compared to $2,258,574 for the same period of 2001. Rental revenues from continuing operations were lower during 2002 partially because the Partnership sold two Properties during 2001. In July 2001, the Partnership reinvested the net sales proceeds from one of the sales in a Property in Denver, Colorado, as tenants-in-common, with CNL Income Fund VIII, Ltd. In January 2002, the Partnership reinvested a portion of the net sales proceeds from the other sale in a Property in Austin, Texas, as tenants-in-common, with CNL Income Fund X, Ltd. Rental revenues from continuing operations are expected to remain at reduced amounts while equity in earnings of joint ventures is expected to increase because the Partnership reinvested the majority of these net sales proceeds in two Properties with affiliates of the General Partners, as tenants-in-common.

The Partnership used the remaining net sales proceeds along with the net sales proceeds from the 2002 sales of the Properties in San Antonio, Texas to acquire two Properties in Texas, one in San Antonio and the other in Houston. The decrease in rental revenues from continuing operations during 2002 was partially offset by the rental revenues from the two Properties acquired during 2002.

Rental revenues from continuing operations remained at reduced amounts during 2002 and 2001, because the Partnership stopped recording rental revenues relating to the Property in Minnetonka, Minnesota, as described above.

The Partnership earned $243,861 in income attributable to net income earned by unconsolidated joint ventures during the year ended December 31, 2002, as compared to $130,715 for the same period of 2001. Net income earned by unconsolidated joint ventures was higher during 2002 because in July 2001 and January 2002, the

Partnership reinvested the majority of the net sales proceeds from the 2001 sales of the Properties in Henderson, Nevada and Santa Rosa, California, in a Property in Denver, Colorado and a Property in Austin, Texas, respectively, each with an affiliate of the General Partners, as tenants-in-common.

During the year ended December 31, 2002, the Partnership earned $2,416 in interest and other income, as compared to $19,071 during the same period of 2001. Interest and other income was lower during 2002 because the Partnership reinvested sales proceeds during 2002 that had been held in interest bearing bank accounts in 2001.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets, were $772,758 for the year ended December 31, 2002 as compared to $1,510,056 for the same period of 2001.

Operating expenses were lower during 2002 due to a decrease in Property expenses as a result of fewer vacant Properties. During 2001, the Partnership incurred approximately $85,400 pursuant to a judgment entered against the Partnership in a lawsuit relating to the Property in Minnetonka, Minnesota. The General Partners appealed the judgment but lost and are considering their options. In addition, during 2001, the Partnership incurred property expenses such as insurance, repairs and maintenance, legal fees and real estate taxes relating to other vacant Properties. Between June 2001 and May 2002, the Partnership sold three of the vacant Properties and did not incur any additional expenses relating to these Properties after the sales occurred. However, the Partnership will continue to incur these expenses relating to the vacant Property in Minnetonka, Minnesota until the outstanding legal issues are resolved.

During 2002 and 2001, the Partnership incurred certain operating expenses relating to the On the Border Property in San Antonio, as described above. During 2002 and 2001, the Partnership incurred approximately $46,200 and $135,900, respectively, in rent expense relating to the ground lease of the Property. In addition, during 2001, the Partnership recorded a provision for write-down of assets of approximately $321,200 relating to this Property. The provision represented the difference between the net carrying value of the Property and its estimated fair value. In May 2002, the Partnership sold this Property, and recorded an additional loss of approximately $25,700. This Property had been identified for sale as of December 31, 2001.

The decrease in operating expenses during 2002 was also partially due to a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties and a decrease in state tax expenses.

During 2001, the Partnership recognized total gains of approximately $429,100 as a result of the sales of three Properties. During 2002, the Partnership recognized a loss of approximately $25,700 relating to the sale of the On the Border Property in San Antonio, Texas. Because this Property was identified for sale prior to the January 2002 implementation of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the results of operations relating to this Property were included as Income from Continuing Operations in the accompanying financial statements.

During the year ended December 31, 2002, the Partnership identified for sale two Properties that were classified as Discontinued Operations in the accompanying financial statements. Both Properties were vacant prior to 2002. In addition, in March 2003, the Partnership identified for sale its Property in Destin, Florida. The Partnership recognized a net rental loss (Property related expenses and provision for write-down of assets in excess of rental revenues) of $223,395 and $286,107 during the years ended December 31, 2002 and 2001, respectively, relating to these Properties. The net rental loss during 2002 was primarily the result of the Partnership recording a provision for write-down of assets of approximately $322,500 in anticipation of the August 2002 sale of the Property in Raleigh, North Carolina. The tenant of this Property terminated its lease and vacated the Property in 2000. The net rental loss during 2001 was primarily the result of the Partnership recording a provision for write-down of assets of approximately $387,100 relating to the Boston Market Property in San Antonio, Texas. The tenant of this Property filed for bankruptcy and rejected the lease related to this Property in 2000. The provisions represented the difference between the net carrying value of each Property and its estimated fair value. The Partnership sold the Boston Market Property in San Antonio, Texas in May 2002. Because the Partnership had recorded provisions for write-down of assets in previous years, no gain or loss was recorded during 2002 relating to the sale of this Property. In June 2003, the Partnership sold the Property in Destin, Florida, as described above.

The Partnership recognized a loss from discontinued operations (property related expenses and provision for write-down of assets in excess of rental revenues) of $955,652 during the year ended December 31, 2002 and income from discontinued operations of $199,719 during the year ended December 31, 2001, relating to the Property in Stow, Ohio that was identified for sale during the nine months ended September 30, 2004. The loss during 2002 was caused by the Partnership recording a provision for write-down of assets of approximately $1,052,700 relating to this Property. The provision represented the difference between the net carrying value of the Property and its estimated fair value. The financial results for this Property are reflected as Discontinued Operations in the accompanying financial statements.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases are on a triple-net basis and contain provisions that management believes will mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on the results of operations of the Partnership. Continued inflation may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, Columbus Joint Venture and CNL Portsmouth Joint Venture, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entities being reported on a gross basis in our financial statements; however, these restatements had no effect on partners’ capital or net income.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund XVIII, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund XVIII, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the index appearing under item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” and effective January 1, 2001 the Partnership adopted the provisions of Financial Accounting Standards Board Interpretation No. 46R “Consolidation of Variable Interest Entities.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 1 and Note 8 as to which the date is December 2, 2004

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$18,181,449	$18,546,166
Net investment in direct financing leases	2,329,447	2,373,140
Real estate held for sale	—	1,420,626
Investment in joint ventures	2,428,342	2,445,520
Cash and cash equivalents	1,650,686	432,999
Receivables, less allowance for doubtful accounts of $260,198 and $104,228, respectively	18,003	945
Accrued rental income	578,407	517,037
Other assets	58,297	61,661

	$25,244,631	$25,798,094

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$4,971	$4,178
Real estate taxes payable	13,600	12,204
Distributions payable	700,000	700,000
Due to related parties	64,833	17,802
Rents paid in advance	43,687	35,840
Deferred rental income	4,309	4,661

Total liabilities	831,400	774,685
Minority interests	772,114	776,522
Partners’ capital	23,641,117	24,246,887

	$25,244,631	$25,798,094

See accompanying notes to financial statements.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$2,039,239	$1,987,170	$1,962,338
Earned income from direct financing leases	177,702	192,355	296,236
Contingent rental income	13,600	—	—
Interest and other income	14,665	2,416	19,071

	2,245,206	2,181,941	2,277,645

Expenses:
General operating and administrative	174,213	206,747	274,230
Property related	44,554	172,081	520,611
Management fees to related party	25,335	25,379	24,943
State and other taxes	8,653	8,477	22,252
Depreciation and amortization	367,932	360,074	346,781
Provisions for write-down of assets	—	—	321,239

	620,687	772,758	1,510,056

Income before gain (loss) on sale of assets, minority Interests, and equity in earnings of unconsolidated joint ventures	1,624,519	1,409,183	767,589
Gain (loss) on sale of assets	—	(25,694)	429,072
Minority interests	(72,584)	(71,233)	(72,223)
Equity in earnings of unconsolidated joint ventures	242,058	243,861	130,715

Income from continuing operations	1,793,993	1,556,117	1,255,153

Discontinued operations
Income (loss) from discontinued operations	126,361	(1,179,047)	(86,388)
Gain on disposal of discontinued operations	273,876	—	—

	400,237	(1,179,047)	(86,388)

Net income	$2,194,230	$377,070	$1,168,765

Income (loss) per limited partner unit
Continuing operations	$0.51	$0.44	$0.36
Discontinued operations	0.12	(0.33)	(0.03)

	$0.63	$0.11	$0.33

Weighted average number of limited partner units outstanding	3,500,000	3,500,000	3,500,000

See accompanying notes to financial statements.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002 and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$1,000	$(6,319)	$35,000,000	$(9,626,493)	$7,122,864	$(4,190,000)	$28,301,052
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(2,800,000)	—	—	(2,800,000)
Net income	—	—	—	—	1,168,765	—	1,168,765

Balance, December 31, 2001	1,000	(6,319)	35,000,000	(12,426,493)	8,291,629	(4,190,000)	26,669,817
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(2,800,000)	—	—	(2,800,000)
Net income	—	—	—	—	377,070	—	377,070

Balance, December 31, 2002	1,000	(6,319)	35,000,000	(15,226,493)	8,668,699	(4,190,000)	24,246,887
Distributions to limited partners ($0.80 per limited partner unit)	—	—	—	(2,800,000)	—	—	(2,800,000)
Net income	—	—	—	—	2,194,230	—	2,194,230

Balance, December 31, 2003	$1,000	$(6,319)	$35,000,000	$(18,026,493)	$10,862,929	$(4,190,000)	$23,641,117

See accompanying notes to financial statements.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$2,194,230	$377,070	$1,168,765

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	370,394	395,639	393,302
Amortization of investment in direct financing leases	43,694	33,752	45,468
Amortization	3,216	3,221	3,220
Minority interests	72,584	71,233	72,223
Equity in earnings of unconsolidated joint ventures net of distributions	17,178	41,870	8,514
Provision for write-down of assets	—	1,375,207	708,377
Loss (gain) on sale of assets	(273,876)	25,694	(429,072)
Decrease (increase) in receivables	(17,058)	17,082	(18,386)
Increase in accrued rental income	(60,651)	(120,792)	(236,188)
Decrease in other assets	147	6,942	6,593
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	2,189	(88,803)	61,038
Decrease in due to related parties	(6,969)	(2,471)	(32,908)
Increase in rents paid in advance	7,847	24,399	3,967
Decrease in deferred rental income	(1,072)	(1,038)	(1,039)

Total adjustments	157,623	1,781,935	585,109

Net cash provided by operating activities	2,351,853	2,159,005	1,753,874

Cash Flows from Investing Activities:
Decrease (increase) in restricted cash	—	1,663,401	(1,663,401)
Additions to real estate properties with operating leases	—	(2,090,604)	—
Proceeds from sale of assets	1,742,826	1,565,681	4,291,443
Investment in joint ventures	—	(215,191)	(1,766,420)

Net cash provided by investing activities	1,742,826	923,287	861,622

Cash Flows from Financing Activities:
Proceeds from loans from corporate general partner	650,000	875,000	75,000
Repayment of loans from corporate general partner	(650,000)	(875,000)	(75,000)
Distributions to limited partners	(2,800,000)	(2,800,000)	(2,800,000)
Distributions to holders of minority interests	(76,992)	(76,741)	(72,906)

Net cash used in financing activities	(2,876,992)	(2,876,741)	(2,872,906)

Net increase (decrease) in cash and cash equivalents	1,217,687	205,551	(257,410)
Cash and cash equivalents at beginning of year	432,999	227,448	484,858

Cash and cash equivalents at end of year	$1,650,686	$432,999	$227,448

See accompanying notes to financial statements.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS - CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Deferred real estate disposition fee incurred and unpaid at the end of year	$54,000	$—	$—

Distributions declared and unpaid at December 31	$700,000	$700,000	$700,000

See accompanying notes to financial statements.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies

Organization and Nature of Business – CNL Income Fund XVIII, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food, family-style and casual dining restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting – The Partnership records the acquisition of real estate properties at cost, including acquisition and closing costs. Real estate properties are leased to third parties generally on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002, and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $367,900, $382,200, and $364,000, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using the operating or the direct financing methods.

Operating method – Real estate property leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals (including rental payments, if any, required during the construction of a property) vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method – Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while the land portions of the majority of the leases are operating leases.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the property is placed in service.

The leases have initial terms of 15 to 20 years and the majority of the leases provide for minimum and contingent rentals. The lease options generally allow the tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued or deferred rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If an impairment is indicated, the assets are adjusted to the fair value.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is made to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures – The Partnership accounts for its 57.2% interest in CNL Portsmouth Joint Venture and its 39.93% interest in Columbus Joint Venture using the consolidation method. Minority interests represent the minority joint venture partners’ proportionate share of the equity in the joint ventures. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in TGIF Pittsburgh Joint Venture and the properties in Denver, Colorado and Austin, Texas, for which each property is held as tenants-in-common, are accounted for using the equity method.

Cash and Cash Equivalents – The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Income Taxes – Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance – Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned. Rents paid in advance include “interim rent” payments required to be paid under the terms of certain leases for construction properties equal to a pre-determined rate times the amount funded by the Partnership during the period commencing with the effective date of the lease to the date minimum annual rent becomes payable. Once minimum annual rent becomes payable, the “interim rent” payments are amortized and recorded as income either (i) over the lease term so as to produce a constant periodic rate of return for leases accounted for using the direct financing method, or (ii) over the lease term using the straight-line method for leases accounted for using the operating method, whichever is applicable.

Use of Estimates – The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification – Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total partners’ capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 – Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its estimated fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies – Continued

FASB Interpretation No. 46 – In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004.

The Partnership adopted FIN 46R during the quarter ended March 31, 2004, which resulted in the consolidation of previously unconsolidated joint ventures, which were accounted for under the equity method. FIN 46R does not require, but does permit restatement of previously issued financial statements. The Partnership has restated prior years’ financial statements to maintain comparability between the periods presented. Such consolidation resulted in certain assets and minority interest, and revenues and expenses, of the entities being reported on a gross basis in the Partnership’s financial statements; however, these restatements had no effect on partners’ capital or net income.

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$9,342,979	$9,342,979
Buildings	10,859,421	10,859,421

	20,202,400	20,202,400
Less accumulated depreciation	(2,020,951)	(1,656,234)

	$18,181,449	$18,546,166

In January 2002, the Partnership reinvested a portion of the sales proceeds from the 2001 sale of the property in Santa Rosa, California in a property in Austin, Texas, with CNL Income Fund X, Ltd., an affiliate of the general partners. The remaining net sales proceeds from the Santa Rosa property were used in January 2002 to acquire a property in Houston, Texas at an approximate cost of $1,194,100. The Partnership acquired these two properties from CNL Funding 2001-A, LP, an affiliate of the general partners.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases – Continued

In May 2002, the Partnership sold the On the Border property in San Antonio, Texas to a third party and received net sales proceeds of approximately $470,300, resulting in a loss of approximately $25,700. The Partnership has recorded provisions for write-down of assets relating to this property in previous years. As of December 31, 2001, the Partnership had identified this property for sale. In June 2002, the Partnership reinvested the net sales proceeds from this sale, along with the proceeds from the sale of the Boston Market property in San Antonio, Texas, in another property in San Antonio, Texas, at an approximate cost of $896,500. The Partnership acquired this property from CNL Funding 2001-A, LP.

During the year ended December 31, 2002, the Partnership recorded a provision for write-down of assets of approximately $428,200 relating to the property in Stow, Ohio. The provision represented the difference between the net carrying value of the property and its estimated fair value.

The following is a schedule of the future minimum lease payments to be received on the noncancellable operating leases at December 31, 2003:

2004	$2,050,498
2005	2,052,563
2006	2,053,668
2007	2,101,160
2008	2,153,311
Thereafter	15,259,105

$25,670,305

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$4,402,315	$4,754,421
Estimated residual values	1,162,277	1,162,277
Less unearned income	(3,235,145)	(3,543,558)

Net investment in direct financing leases	$2,329,447	$2,373,140

During the year ended December 31, 2002, the Partnership recorded a provision for write-down of assets of approximately $624,600 relating to the property in Stow, Ohio. The provision represented the difference between the net carrying value of the property and its estimated fair value.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases – Continued

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2003:

2004	$352,108
2005	352,108
2006	352,108
2007	358,711
2008	367,956
Thereafter	2,619,323

$4,402,314

4.	Investment in Joint Ventures

The Partnership has a 19.78% interest in the profits and losses of TGIF Pittsburgh Joint Venture. In addition, the Partnership has an 80.7% interest in a property in Denver, Colorado, as tenants-in-common. The remaining interests in these joint ventures and the property held as tenants in common are held by affiliates of the Partnership which have the same general partners.

In January 2002, the Partnership reinvested a portion of the net sales proceeds from the 2001 sale of the property in Santa Rosa, California, in a property in Austin, Texas, as tenants-in-common, with CNL Income Fund X, Ltd., an affiliate of the general partners. The Partnership acquired this property from CNL Funding 2001-A, LP. The Partnership and CNL Income Fund X, Ltd. entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest in the property. The Partnership contributed approximately $205,700 for an 18.35% interest in this property.

As of December 31, 2003, TGIF Pittsburgh Joint Venture owned one property. In addition, as of December 31, 2003, the Partnership had entered into two separate tenancy-in-common arrangements, in each case with an affiliate of the general partners, each of which owned one property. The following presents the combined, condensed financial information for the joint venture and tenancy in common arrangements at:

	December 31, 2003	December 31, 2002
Real estate properties with operating leases, net	$5,519,096	$5,636,816
Cash	22,824	2,278
Accrued rental income	210,962	140,809
Other assets	—	73
Liabilities	19,834	60
Partners’ capital	5,733,048	5,779,916

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures – Continued

	Year Ended December 31,
	2003	2002	2001
Revenues	$673,582	$672,719	$422,040
Expenses	(121,777)	(119,436)	(75,342)

Net Income	$551,805	$553,283	$346,698

The Partnership recognized income of $242,058, $243,861, and $130,715 during the years ended December 31, 2003, 2002 and 2001, respectively, from these joint ventures and tenancy in common arrangements.

5.	Receivables

During the year ended December 31, 2003, the Partnership accepted a promissory note from the former tenant of the property in Stow, Ohio, in the amount of $224,623 representing real estate taxes to be reimbursed to the Partnership and past due rental and other amounts, which had been included in receivables for financial statement purposes and for which the Partnership had established an allowance for doubtful accounts in previous years. Interest only payments are due in quarterly installments at a rate of seven percent per annum for the first 12 months and at a rate of ten percent per annum for the next 12 months, at which time, all accrued and unpaid interest and principal amounts are due. Due to the uncertainty of collection of the note, the Partnership established an allowance for doubtful accounts. As of December 31, 2003, the balance in the allowance for doubtful accounts relating to this promissory note was $218,520, including accrued interest of $1,398, which is equal to the total balance.

6.	Allocations and Distributions

From inception through December 31, 1999, generally, distributions of net cash flow, as defined in the limited partnership agreement of the Partnership, were made 95% to the limited partners and five percent to the general partners. However, for any particular year, the five percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners in that year of an eight percent noncumulative, noncompounded return on their aggregate invested capital contributions (the “Limited Partners’ 8% Return”).

From the inception through December 31, 1999, generally, net income (determined without regard to any depreciation and amortization deductions and gains and losses from the sale of properties) was allocated between the limited partners and the general partners first, in an amount not to exceed the net cash flow distributed to the partners attributable to such year in the same proportions as such net cash flow is distributed; and thereafter, 99% to the limited partners and one percent to the general partners. All deductions for depreciation and amortization were allocated 99% to the limited partners and one percent to the general partners.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions – Continued

Net sales proceeds from the sale of a property not in liquidation of the Partnership generally were distributed first to the limited partners in an amount sufficient to provide them with the return of their invested capital contributions, plus their cumulative Limited Partners’ 8% Return. The general partners then received a return of their capital contributions and, to the extent previously subordinated and unpaid, a five percent interest in all net cash flow distributions. Any remaining net sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss was allocated first, on a pro rata basis to the partners with positive balances in their capital accounts; and thereafter, 95% to the limited partners and five percent to the general partners.

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to the partners with positive capital account balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and five percent to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partner in succeeding years. Accordingly, the general partners were not allocated any net income during the years ended December 31, 2003, 2002, and 2001.

During each of the years ended December 31, 2003, 2002, and 2001, the Partnership declared distributions to the limited partners of $2,800,000. No distributions have been made to the general partners to date.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$2,194,230	$377,070	$1,168,765
Effect of timing differences relating to depreciation	40,318	35,170	(6,321)
Effect of timing differences relating to amortization	(2,427)	(2,344)	(4,849)
Effect of timing differences relating to equity in earnings of unconsolidated joint venture	(3,815)	(19,602)	(10,650)
Provision for write-down of assets	—	1,375,207	708,377
Direct financing leases recorded as operating leases for tax reporting purposes	43,694	33,752	45,468
Effect of timing differences relating to provision for doubtful accounts	155,970	29,027	(48,792)
Effect of timing differences relating to gains/losses on sales of real estate properties	(36,309)	(1,373,802)	(742,359)
Accrued rental income	(53,294)	(113,433)	(186,504)
Legal settlement charge on appeal	––	(85,410)	85,410
Deferred rental income	(8,427)	(8,397)	(50,885)
Rents paid in advance	7,847	24,399	3,967
Effect of timing difference relating to minority interest	6,414	7,156	7,974
Other	(316)	—	165

Net income for federal income tax purposes	$2,343,885	$278,793	$969,766

8.	Discontinued Operations

During 2002, the Partnership identified and sold the Boston Market properties in San Antonio, Texas and Raleigh, North Carolina and received net sales proceeds of approximately $1,095,400. No gain or loss was recorded on the sales because the Partnership had recorded a provision for write-down of assets of approximately $322,500 during prior quarters of 2002 for the property in Raleigh, North Carolina. The Partnership had also recorded provisions for write-down of assets in previous years, including approximately $387,100 during the year ended December 31, 2001, relating to the property in San Antonio, Texas. In addition, during 2003, the Partnership identified and sold its property in Destin, Florida and received net sales proceeds of approximately $1,742,800, resulting in a gain on disposal of discontinued operations of

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Discontinued Operations – Continued

approximately $273,900. The financial results for these properties are reflected as Discontinued Operations in the accompanying financial statements.

During the nine months ended September 30, 2004, the Partnership also identified for sale its property in Stow, Ohio. The financial results for this property are reflected as Discontinued Operations in the accompanying financial statements.

The operating results of the discontinued operations for these properties are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$141,096	$261,735	$365,115
Expenses	(14,735)	(65,575)	(64,365)
Provision for write-down of assets	—	(1,375,207)	(387,138)

Income (loss) from discontinued operations	$126,361	$(1,179,047)	$(86,388)

9.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership agreed to pay the Advisor an annual management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures. Any portion of the management fee not paid is deferred without interest. For the years ended December 31, 2003, 2002, and 2001, the Partnership incurred $25,335, $25,379, and $24,943, respectively, for such management fees.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of properties, based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. The payment of the real estate disposition fee is subordinated to receipt by the limited partners of their aggregate Limited Partners’ 8% Return, plus their invested capital contributions. During the year ended December 31, 2003, the Partnership incurred a deferred, subordinated real estate disposition fee of $54,000 as a result of the Partnership’s sale of the property in Destin, Florida.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Related Party Transactions – Continued

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s affiliates provided various accounting and administrative services to the Partnership, including services related to accounting; financial, tax and regulatory compliance and reporting; lease and loan compliance; limited partners distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with selling units of limited partnership interest). For the years ended December 31, 2003, 2002, and 2001, the Partnership incurred $105,377, $142,170, and $207,702, respectively, for such services.

During 2002, the Partnership acquired a property in Houston, Texas, and a property in San Antonio, Texas from CNL Funding 2001-A, LP. In addition, in January 2002, the Partnership and CNL Income Fund X, Ltd, as tenants-in-common, acquired a property in Austin, Texas, from CNL Funding 2001-A, LP. CNL Funding 2001-A, LP is an affiliate of the general partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the properties in order to facilitate the acquisition of the properties by the Partnership. The purchase price paid by the Partnership represented the costs incurred by CNL Funding 2001-A, LP to acquire the properties.

The amounts due to related parties at December 31, 2003 and 2002 totaled $64,833 and $17,802, respectively.

10.	Concentration of Credit Risk

The following schedule presents total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint venture and properties held with affiliates as tenants-in common) from individual lessees, each representing more than ten percent of total rental revenues for each of the years ended December 31:

	2003	2002	2001
Golden Corral Corporation	$587,773	$657,612	$657,612
Metromedia Restaurant Group (S&A Properties Corporation and Steak and Ale of Colorado, Inc.)	450,924	450,090	332,616
Jack in the Box Inc.	384,779	385,436	492,127
Carrols Corp. and Texas Taco Cabana, LP (under common control of Carrols Corp.)	325,990	N/A	N/A
IHOP Properties, Inc.	N/A	N/A	280,171

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Concentration of Credit Risk - Continued

In addition, the following schedule presents total rental revenues (including total rental revenues from the Partnership’s consolidated joint ventures and the Partnership’s share of total rental revenues from the unconsolidated joint venture and properties held with affiliates as tenants-in common) from individual restaurant chains, each representing more than ten percent of total rental revenues for each of the years ended December 31:

	2003	2002	2001
Golden Corral Buffet and Grill	$587,773	$657,612	$657,612
Bennigan’s	450,924	450,090	332,616
Jack in the Box	384,779	385,436	492,127
IHOP	N/A	N/A	280,171

The information denoted by N/A indicates that for each period presented, the tenant or chain did not represent more than ten percent of the Partnership’s total rental revenues.

Although the Partnership’s properties are geographically diverse throughout the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any one of these lessees or restaurant chains will significantly impact the operating results of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

11.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002.

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$561,472	$557,288	$556,533	$569,913	$2,245,206
Equity in earnings of unconsolidated joint ventures	61,137	61,011	59,032	60,878	242,058
Income from continuing operations	433,387	452,737	444,515	463,354	1,793,993
Discontinued Operations (1):
Revenues	45,998	51,325	23,397	20,376	141,096
Income from and gain on disposal of discontinued operations	35,854	324,230	23,397	16,756	400,237
Net income	469,241	776,967	467,912	480,110	2,194,230
Income per limited partner unit:
Continuing operations	$0.12	$0.13	$0.12	$0.14	$0.51
Discontinued operations	0.01	0.09	0.01	0.01	0.12

	$0.13	$0.22	$0.13	$0.15	$0.63

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

11.	Selected Quarterly Financial Data – Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$537,040	$536,603	$570,457	$537,841	$2,181,941
Equity in earnings of unconsolidated joint ventures	61,460	61,817	61,977	58,607	243,861
Income from continuing operations	349,623	381,013	452,610	372,871	1,556,117
Discontinued Operations (1):
Revenues	91,429	61,143	54,665	54,498	261,735
Income (loss) from discontinued operations (2)	75,834	(285,450)	38,453	(1,007,884)	(1,179,047)
Net income (loss)	425,457	95,563	491,063	(635,013)	377,070
Income (loss) per limited partner unit:
Continuing operations	$0.10	$0.11	$0.13	$0.10	$0.44
Discontinued operations	0.02	(0.08)	0.01	(0.28)	(0.33)

	$0.12	$0.03	$0.14	$(0.18)	$0.11

(1)	Certain items in the quarterly financial data have been reclassified to conform to the 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

(2)	In December 2002, the Partnership recorded a provision for write-down of assets of approximately $1,052,700 relating to the property in Stow, Ohio. The tenant of this property experienced financial difficulties and during the fourth quarter of 2002 stopped paying rents. The provision represented the difference between the net carrying value of the property at December 31, 2002 and its estimated fair value.

12.	Subsequent Event

In February 2004, American Hospitality Concepts, Inc., the parent company of Ground Round, Inc., filed for Chapter 11 bankruptcy protection. Ground Round, Inc. leases one property from the Partnership. As of March 12, 2004, Ground Round, Inc. had neither rejected nor affirmed the lease related to this property.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

2.	Financial Statement Schedules

Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

Notes to Schedule III - Real Estate and Accumulated Depreciation at December 31, 2003

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

	Encumbrances	Initial Cost		Costs Capitalized Subsequent To Acquisition			Net Amount at Which Carried at Close of Period (c)				Accumulated Depreciation		Date of Construction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improvements		Carrying Costs	Land	Buildings and Improvements		Total
Properties the Partnership has Invested in Under Operating Leases:
Arby’s Restaurant:
Lexington, North Carolina (n)	—	$210,977	—	$426,982		—	$210,977	$426,982		$637,959	$28,282		1997	07/97	(m	)
Columbus, Ohio	—	407,096	498,684	—		—	407,096	498,684		905,780	83,803		1998	12/98	(b	)
Bennigan’s Restaurant:
Sunrise, Florida	—	1,147,704	925,086	—		—	1,147,704	925,086		2,072,790	170,870		1982	06/98	(b	)
Boston Market Restaurants:
Minnetonka, Minnesota (i)	—	574,766	—	25,792	(h)	—	403,092	—		403,092	—		1997	04/97	(k	)
Burger King Restaurant:
Kinston, North Carolina	—	262,498	663,421	—		—	262,498	663,421		925,919	155,000		1994	12/96	(b	)
Chevy’s Fresh Mex Restaurant:
Mesa, Arizona	—	1,029,236	1,598,376	—		—	1,029,236	1,598,376		2,627,612	319,783		1994	12/97	(b	)
Golden Corral Buffet and Grill Restaurants:
Houston, Texas	—	889,003	—	844,282		—	889,003	844,282		1,733,285	189,942		1997	12/96	(b	)
Galveston, Texas	—	687,946	—	836,386		—	687,946	836,386		1,524,332	184,509		1997	01/97	(b	)
Elizabethtown, Kentucky	—	488,945	—	1,045,207		—	488,945	1,045,207		1,534,152	215,850		1997	05/97	(b	)
Ground Round Restaurant:
Rochester, New York	—	525,891	582,882	—		—	525,891	582,882		1,108,773	120,418		1981	10/97	(b	)
Jack in the Box Restaurants:
Centerville, Texas	—	261,913	—	543,079		—	261,913	543,079		804,992	121,265		1997	01/97	(b	)
Echo Park, California	—	674,648	—	659,359		—	674,648	659,359		1,334,007	143,094		1997	01/97	(b	)
Houston, Texas	—	778,707	—	589,840		—	778,707	589,840		1,368,547	123,304		1997	05/97	(b	)
NI’s International Buffet Restaurant:
Stow, Ohio (l)	—	489,799	—	—		—	222,131	(g	)	222,131	—		1997	04/97	(d	)
Taco Bell Restaurant:
Portsmouth, Virginia	—	254,046	—	—		—	254,046	(d	)	254,046	(e	)	1997	02/99	(e	)
Taco Cabana Restaurants:
Houston, Texas (m)	—	524,910	669,154	—		—	524,910	$669,154		1,194,064	44,613		1990	1/02	(b	)
San Antonio, Texas (m)	—	352,699	543,841	—		—	352,699	$543,841		896,540	28,708		1994	6/02	(b	)
Wendy’s Restaurant:
Sparta, Tennessee	—	221,537	—	432,842		—	221,537	432,842		654,379	91,510		1997	04/97	(b	)

		$9,782,321	$5,481,444	$5,403,769		—	$9,342,979	$10,859,421		$20,202,400	$2,020,951

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

	Encumbrances	Initial Cost		Costs Capitalized Subsequent To Acquisition		Net Amount at Which Carried at Close of Period (c)						Accumulated Depreciation		Date of Construction	Date Acquired	Life on Which Depreciation in Latest Income Statement is Computed
		Land	Buildings and Improvements	Improvements	Carrying Costs	Land		Buildings and Improvements		Total
Properties the Partnership Invested in Under Direct Financing Leases:
IHOP Restaurants:
Bridgeview, Illinois	—	354,227	1,151,199	—	—	(f	)	(f	)	(f	)	(e	)	1972	07/97	(e	)
NI’s International Buffet Restaurant:
Stow, Ohio (l)	—	—	1,280,985	—	—	(f	)	(f	)	(f	)	(d	)	1997	04/97	(d	)
Taco Bell Restaurant:
Portsmouth, Virginia	—		323,725	—	—	—		(d	)	(d	)	(e	)	1997	02/99	(e	)

		$354,227	$2,755,909	—	—	—

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

(a)	Transactions in real estate and accumulated depreciation are summarized below. The balances in 2003, 2002, and 2001 have been adjusted to reflect the reclassification of properties accounted for as discontinued operations.

	Cost	Accumulated Depreciation
Properties the Partnership has Invested in Under Operating Leases:
Balance, December 31, 2000	$21,359,479	$1,126,798
Provision for write-down of assets (j)	(321,239)	—
Disposition	(2,551,561)	(132,780)
Depreciation expense	—	343,561

Balance, December 31, 2001	18,486,679	1,337,579
Acquisitions (m)	2,090,604	—
Reclassified from net investment in direct financing lease (n)	426,982	—
Provision for the write-down of assets	(267,668)	—
Disposition	(534,197)	(38,198)
Depreciation expense	—	356,853

Balance, December 31, 2002	20,202,400	1,656,234
Depreciation expense	—	364,717

Balance, December 31, 2003	$20,202,400	$2,020,951

(b)	Depreciation expense is computed for buildings and improvements based upon estimated lives of 30 years.

(c)	As of December 31, 2003, the aggregate cost of the Partnership’s wholly owned Properties was $20,136,177 for federal income tax purposes. All of the leases are treated as operating leases for federal income tax purposes.

(d)	For financial reporting purposes, the portion of the lease relating to the building has been recorded as a direct financing lease. The cost of the building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

(e)	For financial reporting purposes, the lease for the land and building has been recorded as a direct financing lease. The cost of the land and building has been included in net investment in direct financing leases; therefore, depreciation is not applicable.

CNL INCOME FUND XVIII, LTD.

(A Florida Limited Partnership)

NOTES TO SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

December 31, 2003

(f)	For financial reporting purposes, certain components of the lease relating to land and building have been recorded as a direct financing lease. Accordingly, costs relating to these components of this lease are not shown.

(g)	For financial reporting purposes, the portion of the lease relating to the building has been recorded as a direct financing lease. Accordingly costs relating to this component of this lease are not shown.

(h)	Amount represents site improvements and is included in total land value for this Property.

(i)	For financial reporting purposes, the undepreciated cost of the Property in Minnetonka, Minnesota, was written-down to its estimated fair value due to an impairment in value. The Partnership recognized the impairment by recording a provision for write-down of assets of approximately $197,400 at December 31, 1998. The tenant of this Property declared bankruptcy and rejected the lease relating to this Property. The impairment represented the difference between the Property’s net carrying value and its estimated fair value. The cost of the Property presented on this schedule is the net amount at which the Property was carried, including the provision for write-down of assets.

(j)	For financial reporting purposes, the undepreciated cost of the Property in San Antonio, Texas, was written down to its estimated fair value due to an impairment in value. The Partnership recognized the impairment by recording a provision for write-down of assets of approximately $299,800 at December 31, 2000. The tenant of this Property vacated the Property and ceased restaurant operations, resulting in a reclassification of the building portion of the lease to an operating lease. The building was recorded at net book value and depreciated over its remaining estimated life of approximately 27 years. During 2001, the Partnership recognized an additional provision for write-down of assets of approximately $321,200. The total impairment represented the difference between the Property’s net carrying value and its estimated fair value. The Property was sold in during 2002.

(k)	The tenant of this Property filed for bankruptcy and rejected the lease relating to this Property prior to the building being constructed, therefore, depreciation is not applicable.

(l)	For financial reporting purposes, the undepreciated cost of the Property in Stow, Ohio, was written-down to its estimated value due to an impairment in value. The Partnership recognized the impairment by recording a provision for write-down of assets of approximately $892,200 at December 31, 2002. The impairment represented the difference between the Property’s net carrying value and its estimated fair value. The cost of the Property presented on this schedule is the net amount at which the Property was carried at December 31, 2003, including the provision for write-down of assets.

(m)	During the year ended December 31, 2002, the Partnership purchased real estate Properties from CNL Funding 2001-A, LP, an affiliate of the General Partners, for an aggregate cost of approximately $2,090,600.

(n)	Effective May 2002, the lease for the Property in Lexington, North Carolina was amended, resulting in the reclassification of the building portion of the lease to an operating lease. The building was recorded at the net book value and depreciated over its remaining estimated life of approximately 25 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND XVIII, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer